Exhibit 1.2

Newsmax Inc.

Maximum: 7,500,000 Shares of Class B Common Stock

$0.001 par value per share

SELLING AGENCY AGREEMENT

[●], 2025

Digital Offering, LLC
1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Dear Ladies and Gentlemen:

Newsmax Inc., a Florida corporation (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell on a “best efforts” basis up to a maximum of 7,500,000 shares of Class B Common Stock, $0.001 par value per share, of the Company (“Class B Common Stock”) to investors (collectively, the “Investors”), at a purchase price of $10.00 per share (the “Purchase Price”), in an offering (the “Offering”) pursuant to Regulation A through Digital Offering, LLC (the “Selling Agent”), acting on a best efforts basis only, in connection with such sales. The shares of Class B Common Stock to be sold in the Offering are referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreement with the Selling Agent concerning the purchase and sale of the Shares, as follows:

1. Agreement to Act as Selling Agent.

(a) Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agent agrees to act, on a best efforts basis only, in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing.

(b) Selling Agent’s Commissions. The Company will pay to the Selling Agent a cash commission equal to six and two hundred sixty-five thousandths percent (6.265%) (the “Cash Fee”) of the gross offering proceeds received by the Company from the sale of the Shares, which shall be allocated by the Selling Agent to Dealers (as hereinafter defined) participating in the Offering, in its sole discretion.

(c) Selected Dealer Agreements. The Selling Agent shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering, in each case after good faith consultation with the Company regarding such proposed dealer (each said dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Cash Fee shall be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Selling Agent for payment of compensation to Dealers.

2. Delivery and Payment.

(a) On or after the date of this Agreement, (i) the Company, the Selling Agent and Wilmington Trust, N.A. (“Wilmington”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Wilmington Escrow Agreement”) pursuant to which an escrow account will be established, at the Company’s expense, for Investors that participate in the Offering through the Selling Agent (the “Wilmington Escrow Account”); and (ii) the Company, the Selling Agent, Dealmaker Securities LLC and Enterprise Bank & Trust (“Enterprise Bank”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Enterprise Bank Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for Investors that participate in the Offering through DealMaker Securities LLC (the “Enterprise Bank Escrow Account”). Each of Wilmington and Enterprise Bank are referred to herein as an “Escrow Agent” and collectively as the “Escrow Agents.” Each of the Wilmington Escrow Agreement and the Enterprise Bank Escrow Agreement are referred to herein as an “Escrow Agreement” and collectively as the “Escrow Agreements.” Each of the Wilmington Escrow Account and the Enterprise Bank Escrow Account are referred to herein as an “Escrow Account” and collectively as the “Escrow Accounts”.

(b) Prior to the initial Closing Date (as hereinafter defined) of the Offering and any subsequent Closing Date, (i) each applicable Investor will execute and deliver a Purchaser Questionnaire and Subscription Agreement substantially in the relevant form included as an exhibit to the Offering Statement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to the Selling Agent and the applicable Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to an Escrow Account funds in an amount equal to the Purchase Price per Share as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to an Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iv) each Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in the applicable Escrow Account.

(c) Notwithstanding the foregoing Section 2(b), Investors that maintain an account with a participating dealer may participate in the Offering without depositing funds with the Escrow Agent, provided such Investors maintain sufficient funds in their account with such participating dealers. At Closing, any amounts subscribed for and shares delivered will be settled broker-to-broker and credited to the Company’s account as indicated in the Initial Closing Transaction Memorandum to be prepared by the Selling Agent and provided to the Company.

(d) If an Escrow Agent shall have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time, on [●], or at such other time(s) on such other date(s) as may be mutually agreed upon by the Company and the Selling Agent (each such date, a “Closing Date”), such Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the applicable Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Equity Stock Transfer (the “Transfer Agent”). The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall take place at the office of the Selling Agent or such other location as the Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(e) If the Company, in its sole discretion, determines that the Offering will not proceed, then the Escrow Agents will promptly return the escrow funds to the Investors without interest.

3. Representations and Warranties of the Company. The Company hereby represents and warrants and covenants to the Selling Agent that, as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 3, as of such other date as may be expressly set forth therein):

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. [●]) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular (as defined below) and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A (“Regulation A”) as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Act. As used in this Agreement:

(1) “Applicable Time” means 9:00 am (Eastern time) on the date of this Agreement;

(2) “Final Offering Circular” means the final offering circular relating to the Offering, including any supplements or amendments thereto, as filed with the Commission pursuant to Regulation A;

(3) “Preliminary Offering Circular” means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A;

(4) “Pricing Disclosure Materials” means the most recent Preliminary Offering Circular;

(5) “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(6) “Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Offering Statement has been filed with the Commission in accordance with the Act and Regulation A; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c) The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d) The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Preliminary Offering Circular did not, as of its date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Preliminary Offering Circular provided by the Selling Agent expressly for use therein as described in Section 8(ii) herein.

(f) The Final Offering Circular will not, as of its date and on each Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Final Offering Circular provided by the Selling Agent expressly for use therein as described in Section 8(ii) herein.

(g) The Pricing Disclosure Materials, when considered together, did not, as of the Applicable Time, included an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements included in the Pricing Disclosure Materials provided by the Selling Agent expressly for use therein as described in Section 8(ii) hereof.

(h) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Florida. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, and the Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case, where the failure to have such power or authority or be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Selling Agent, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date, except as may be set forth in the Offering Statement or the exhibits thereto.

(i) [RESERVED.]

(j) The Company is organized in, and its principal place of business is in, the United States.

(k) The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission.

(l) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(m) Except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor, to the knowledge of the Company, any director or executive officer of the Company or other officer of the Company participating in the Offering; nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities; nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(n) The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Act.

(o) The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(p) The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights other than those that have been disclosed in the Final Offering Circular. The Shares, when issued, will conform to their description thereof set forth in the Final Offering Circular in all material respects. The Company has sufficient authorized shares of Class B Common Stock for the issuance of the maximum number of Shares issuable pursuant to the Offering as described in the Final Offering Circular.

(q) [RESERVED.]

(r) [RESERVED.]

(s) The financial statements and the related notes included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(t) BDO USA, P.C. (the “Accountants”), who have reported on the financial statements and schedules described in Section 3(s), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(u) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Closing and any Subsequent Closing, other than as described in or contemplated by the Final Offering Circular (A) there has not been and will not have been any material change in the capital stock of the Company or any change in the long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any Material Adverse Effect, and (B) the Company has not sustained nor does it reasonably expect to sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(v) Since the date as of which information is given in the most recent Preliminary Offering Circular, the Company has not entered, and will not before the Closing or any Subsequent Closing enter, into any transaction or agreement, not in the ordinary course of business, that is material to the Company and has not incurred, and will not incur, any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company, in each case except as disclosed in the Final Offering Circular, and the Company has no plans to do any of the foregoing.

(w) Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company that is material to the business of the Company is held by it under valid, existing and enforceable leases, except (A) as would not materially interfere with the use made or proposed to be made of such property by the Company or (B) as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Except as described in or contemplated by the Final Offering Circular, there are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by any other person or entity.

(y) The Company has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected except as would not have a Material Adverse Effect or as disclosed in the Final Offering Circular, and, to the Company’s knowledge, no other party under any material contract or other material agreement to which it is a party is in default in any respect thereunder. The Company is not in violation of any provision of its organizational or governing documents.

(z) The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications or decrees of any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares or of The New York Stock Exchange (“NYSE”) in connection with the listing thereon of the Shares.

(aa) [RESERVED.]

(bb) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject (ii) has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or (iii) result in any violation of (1) the provisions of the organizational or governing documents of the Company, or (2) any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any subsidiary of the Company, except in each case with respect to clauses (i) and (ii) only, as would not be reasonably expected to have, in the aggregate, a Material Adverse Effect.

(cc) There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(dd) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Class B Common Stock.

(ee) Other than as previously disclosed to the Selling Agent in writing (including by email), neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company, has published, advertised or otherwise made or, except in consultation with the Selling Agent, will publish, advertise or otherwise make, any announcements concerning the distribution of the Shares, and the Company has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that would reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

(ff) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(gg) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, except in each case as would not be reasonably expected to have a Material Adverse Effect.

(hh) The Company: (i) is, and during the twelve months prior to the date of this Agreement has been, in material compliance with all federal, state and local laws, to the extent applicable, and the regulations promulgated pursuant to such laws, except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) has not, during the twelve months prior to the date of this Agreement, received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any regulatory agency or third party alleging that any operation or activity is in material violation of any laws and has no knowledge that any such regulatory agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any governmental authority, except in the case of (ii) or (iii), as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

 (ii) The business and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”).

(jj) The Company owns, possesses, licenses or has other adequate rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess, license or have other adequate rights to use such Intellectual Property would not result in a Material Adverse Effect.

(kk) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by it through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company is there any proposed additional tax assessments against the Company which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Selling Agent to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(ll) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(mm) The Company is insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.

(nn) Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the net proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the net proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such net proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(qq) The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than each Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular, or such other materials as to which the Selling Agent shall have consented in writing.

(rr) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ss) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(tt) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(uu) The Shares have been approved for listing on NYSE under the symbol “NMAX,” subject to notice of issuance.

(vv) Except as set forth in or contemplated by this Agreement (including in connection with any Dealer), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Selling Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(ww) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described in or filed as an exhibit to the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular and is not so described or filed.

(xx) The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court with jurisdiction over, and Florida state court located in, Palm Beach County, Florida, U.S.A. (each, a “Florida Court”).

4. Agreements of the Company.

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Selling Agent, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Selling Agent promptly following such filing.

(b) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Selling Agent within a reasonable period of time prior to the filing thereof and the Selling Agent shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Class B Common Stock pursuant to market making activities by the Selling Agent, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify the Selling Agent promptly of all such filings.

(d) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Selling Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Selling Agent, without charge, such number of copies thereof as the Selling Agent may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Selling Agent, and the Selling Agent agrees to provide to each Investor, prior to the Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(e) The Company will furnish to the Selling Agent and their counsel, upon request and without charge (a) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as an offering circular relating to the Shares is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Selling Agent may reasonably request in a typeset electronic version.

(f) [RESERVED.]

(g) [RESERVED.]

(h) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(j) The Company will use its reasonable best efforts to ensure that the Shares are listed for trading on NYSE upon approval of the listing application filed with NYSE.

(k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(l) The Company has caused each of its directors and executive officers (each, a “Lock-Up Party” and, collectively, the “Lock-Up Parties”) to deliver to the Selling Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

5. Representations and Warranties of the Selling Agent; Agreements of the Selling Agent. The Selling Agent hereby represents and warrants and covenants to the Company that, as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 5, as of such other date as may be expressly set forth therein):

(a) The Selling Agent is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Selling Agent has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted, and the Selling Agent is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case, where the failure to have such power or authority or be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement or the Escrow Agreements.

(b) The Selling Agent has full legal right, power and authority to enter into this Agreement and the Escrow Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements have each been authorized and validly executed and delivered by the Selling Agent and are each a legal, valid and binding agreement of the Selling Agent enforceable against the Selling Agent in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(c) Neither the execution of this Agreement, nor the consummation of any of the transactions contemplated herein (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Selling Agent may be bound or to which any of the property or assets of the Selling Agent is subject (ii) has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Agent, or (iii) result in any violation of (1) the provisions of the organizational or governing documents of the Selling Agent, or (2) any statute or any order, rule or regulation applicable to the Selling Agent or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Selling Agent, except in each case with respect to clauses (i) and (ii) only, as would not be reasonably expected to, in the aggregate, materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement or the Escrow Agreements.

(d) The Selling Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any Written Testing-the-Waters Communication used or referred to by the Selling Agent without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Selling Agent on the basis of, or derived from, “issuer information”.

(e) Neither the Selling Agent nor any Dealer, nor any managing member of the Selling Agent or any Dealer, nor any director or executive officer of the Selling Agent or any Dealer or other officer of the Selling Agent or any Dealer participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Selling Agent or any Dealer, or any other person being compensated by or through the Selling Agent or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(f) The Selling Agent and each Dealer is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(g) Except for Participating Dealer Agreements, no agreement will be made by the Selling Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(h) Except as otherwise consented to by the Company, the Selling Agent has not and will not use or distribute any written offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials and the Final Offering Circular, and shall only distribute the most current Offering Circular (whether Preliminary or Final) as of the date of such distribution. The Selling Agent has not and will not use any “broker-dealer use only” materials with members of the public and has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the most current Offering Circular (whether Preliminary or Final) as of the date of such verbal representations in connection with offers or sales of the Shares.

6. Expenses. The Company shall be responsible for and pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of the Selling Agent, (iv) all fees and expenses in connection with listing the Shares on the NYSE including any supplemental listing application, (v) any filings required to be made by the Selling Agent with FINRA, and the fees, disbursements and other charges in connection therewith, and in connection with any required review by FINRA, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h), including the fees, disbursements and other charges of counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors, by a background search firm acceptable to the Selling Agent, (viii) the fees of counsel to the Selling Agent in connection with the Offering up to a maximum of $100,000, $25,000 of which was paid on the signing of the initial Selling Agent engagement letter dated May 31, 2024 (as amended to date, the “Engagement Letter”), (ix) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, (x) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(v) of this Agreement, and (xi) the fees and expenses of the Escrow Agents. The $25,000 advance payment fees of counsel of the Selling Agent shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

7. Conditions to the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder are subject to the following conditions:

(i) (a) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Selling Agent and the Selling Agent did not object thereto in good faith, and the Selling Agent shall have received certificates of the Company, dated as of each Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

(ii) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, (a) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, if in the reasonable judgment of the Selling Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(iii) Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(iv) The Selling Agent shall have received (a) an opinion and a negative assurance letter, each dated as of each Closing Date, of Sheppard, Mullin, Richter & Hampton LLP, as corporate counsel to the Company, and (b) an opinion, dated as of each Closing Date, of Becker & Poliakoff, P.A., as Florida counsel to the Company, each in form and substance reasonably satisfactory to the Selling Agent.

(v) At the Closing and at any Subsequent Closing, the Accountants shall have furnished to the Selling Agent a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Selling Agent, and in form and substance reasonably satisfactory to the Selling Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Selling Agent with respect to the financial statements and certain financial information contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(vi) At the Closing and at any Subsequent Closing, there shall be furnished to the Selling Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Selling Agent, to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(a) (1) As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Offering Circular nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(b) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(e) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Effect.

(vii) The Company shall have furnished or caused to be furnished to the Selling Agent such certificates, in addition to those specifically mentioned herein, as the Selling Agent may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Selling Agent.

(viii) The Selling Agent shall have received an executed Lock-Up Agreement from each Lock-Up Party.

(ix) The Shares have been approved for listing upon notice of issuance on the NYSE.

(x) The Company shall have furnished or caused to be furnished to the Selling Agent on each Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(xi) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(xii) On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE:MKT or NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Selling Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on any Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

8. Indemnification.

(i) The Company shall indemnify, defend and hold harmless the Selling Agent and each of the Dealers, and each of their respective directors, officers, employees and agents and each person, if any, who controls any Selling  Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a “Selling Agent Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Selling Agent Indemnified Party is a party thereto)) to which any of them may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (2) the Pricing Disclosure Materials, or (3) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular or the Pricing Disclosure Materials, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the Offering to any person or entity and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for use in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in subsection (ii) below. The indemnification obligations under this Section 8(i) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

(ii) The Selling Agent will indemnify, defend and hold harmless the Company against any losses, claims, expenses, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement made by the Selling Agent in Section 5 of this Agreement, (ii) arise out of or are based upon any failure or alleged failure of the Selling Agent to pay any compensation to a Dealer or Dealers, (iii) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or (iv) arise out of or are based solely upon the omission or alleged omission to state a material fact required to be stated in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption “Plan of Distribution” in any Preliminary Offering Circular and the Final Offering Circular constitute the only information relating to the Selling Agent furnished in writing to the Company by the Selling Agent expressly for use in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular. In no event shall the Selling Agent indemnify the Company for any amounts in excess of the fees actually received by Selling Agent pursuant to the terms of this Agreement.

(iii) Promptly after receipt by an indemnified party under subsection (i) or (ii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(iv) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, expenses, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Agent on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Agent on the other in connection with the statements or omissions which resulted in such losses, claims, expenses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the Cash Fee received by the Selling Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Selling Agent will not be required to contribute any amount in excess of the Cash Fee received by the Selling Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Termination.

(i) This Agreement may be terminated, at any time prior to the initial Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company, if, prior to delivery and payment for the Shares, in the sole judgment of the Selling Agent: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Selling Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading in the Shares or any securities of the Company has been suspended or materially limited; (d) trading generally on the New York Stock Exchange, Inc., NYSE:MKT or NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (e) a banking moratorium has been declared by any state or Federal authority; or (f) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(ii) This Agreement may be terminated, at any time prior to the initial Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company, or by notice to the Selling Agent from the Company, without liability on the part of the Company to the Selling Agent, if, in either case, prior to delivery and payment for the Shares, there has occurred a material breach of this Agreement by the Company or the Selling Agent (as applicable), which breach cannot be cured or is not cured within ten (10) days following written notice to the Company from the Selling Agent or to the Selling Agent from the Company (as applicable) of such breach.

(iii) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered or electronically transmitted (i) if to the Company, at the office of the Company, Newsmax Inc., 750 Park of Commerce Drive, Suite 100, Boca Raton, FL 33487, Attention: Darryle Burnham, with copies to Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112, Attention: Ariel Yehezkel or, in the case of electronic mail, to darryleb@newsmax.com, with copies to ayehezkel@sheppardmullin.com, or (ii) if to the Selling Agent, at the office of Digital Offering, LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, N.W., Suite 500, Washington, DC 20036, Attention: Lou Bevilacqua, Esq or, in the case of electronic mail, to gmcbean@digitaloffering.com, with copies to lou@bevilacquapllc.com. Any such notice shall be effective only upon receipt.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. Notwithstanding anything to the contrary herein, the respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8, 9, 10, 11, 12, 13, 14, 15 and 16 hereof shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

12. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company and their respective successors and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person or entity any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Selling Agent, the Company and their respective successors and permitted assigns and for the benefit of no other person or entity except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Selling Agent and any person or persons or entity or entities who control the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons or entity or entities who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase. Neither party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other party to this Agreement, and any attempted assignment without such consent shall be deemed null and void ab initio.

13. Governing Law; Venue. This Agreement, and the validity and interpretations of this Agreement and the terms and conditions set forth herein, shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed in such state (without giving effect to any provisions relating to conflicts of laws). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Florida Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Florida Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Selling Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Selling Agent of any sum adjudged to be so due in such other currency, on which the Selling Agent may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Selling Agent in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Selling Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to the Selling Agent hereunder, the Selling Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Selling Agent hereunder.

14. Acknowledgement. The Company acknowledges and agrees that the Selling Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Selling Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Selling Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Selling Agent and shall not be on behalf of, or for the benefit of, the Company. The Selling Agent shall disclose to the Company in writing any conflict or potential conflict of interest of the Selling Agent that arises or would be expected to arise in the course of the Selling Agent’s performance of its duties hereunder or otherwise in connection with the Offering.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature.

16. Entire Agreement. This Agreement, together with the Engagement Letter, constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NEWSMAX INC.

By:
Name:	Christopher Ruddy
Title:	Chief Executive Officer

DIGITAL OFFERING, LLC

By:
Name:	Gordon McBean
Title:	Chief Executive Officer

[Signature Page to Selling Agency Agreement]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Re:	Newsmax Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a holder of Common Stock, par value $0.001 per share (“Common Stock”), or rights to acquire such Common Stock, of Newsmax Inc., a Florida corporation (the “Company”), understands that Digital Offering, LLC (the “Selling Agent”), proposes to enter into a Selling Agency Agreement (the “Selling Agency Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares of Class B Common Stock, $0.001 par value per share, of the Company (“Class B Common Stock”).

To induce the Selling Agent to continue its efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees pursuant to this letter agreement (this “Agreement”) for the benefit of the Company and the Selling Agent that, without the Selling Agent’s prior written consent, the undersigned will not, during the period commencing on the qualification date of the offering circular (the “Offering Circular”) and ending 180 days following the initial closing date of the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or any securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock owned, either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. Notwithstanding the foregoing, if the Public Offering is abandoned or does not close by September 30, 2025, the Lock-up Period shall terminate on such date.

The foregoing shall not apply to:

(i) the registration (but not the sale) of shares of Class B Common Stock pursuant to a resale registration statement expected to be filed on or following the Closing Date;

(ii) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

(iii) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of common stock or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement; (b) transfers of shares of Common Stock or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(iv) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock pursuant to an order of a court or regulatory agency;

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(v) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

(vi) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock that occur by operation of law, including any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

(vii) (a) any distributions or transfers without consideration of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;

(viii) the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period;

(ix) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to any investment fund or other entity controlled by, or under common control or management with, the undersigned; or

(x) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock pursuant to a qualifying bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock;

provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (v), (vii)(a) or (ix), each donee, distributee or transferee shall sign and deliver a lock-up letter agreement substantially in the form of this Agreement and (b) in the case of any transaction pursuant to clause (v), (vii)(a), (viii) or (ix), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A)) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Selling Agent’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is restricted by the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

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If the undersigned is an officer or director of the Company, (i) the Selling Agent agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Selling Agent will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Selling Agency Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Selling Agent hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the Offering Statement and sell shares of Common Stock thereunder.

The undersigned understands that the Company and the Selling Agent are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to a Selling Agency Agreement the terms of which are subject to negotiation between the Company and the Selling Agent and that there is no assurance that the Company and the Selling Agent will enter into a Selling Agency Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Selling Agent, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Selling Agency Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Selling Agency Agreement before the sale of any shares of Common Stock pursuant to the Selling Agency Agreement, (3) the withdrawal of the Offering Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) September 30, 2025, in the event that the Selling Agency Agreement has not been executed by that date.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

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For Individuals	For Entities

Name of Individual	Name of Entity

Signature of Individual	Signature of Authorized Person

Date	Print Name of Authorized Person

Print Title of Authorized Person

Date

[Signature Page to Lock-Up Agreement]